UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 16, 2016

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 9, 2016, the Board of Directors of Tonix Pharmaceuticals Holding Corp. (the “Company”) adopted and approved an amended and restated Code of Business Conduct and Ethics for Employees, Executive Officers and Directors (the “Code of Ethics”) as part of its regular review of the corporate governance polices of the Company.

The amendments are intended to update the Code to better conform to current best practices and include expanded guidelines. The conflicts of interests section in the Code of Ethics was expanded to (i) provide additional guidance on the types of situations that may create conflicts of interests, (ii) provide more detail on the Company’s processes for reviewing and handling situations that may create conflicts of interest and (iii) clarify the duty to report conflicts of interest or potential conflicts of interest. In addition, the insider trading section in the Code of Ethics was revised to clarify on the types of situations that could result in insider trading. In addition, the revised Code of Ethics provides more detailed guideless with respect to confidentiality, corporate opportunities, public disclosures, discrimination and harassment, political contributions and activities and compliance, reporting and enforcement of the Code of Ethics.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the revised Code of Ethics, which is filed as Exhibit 14.01 to this Current Report on Form 8-K. A copy of the revised Code of Ethics is publicly available on the Company’s website “www.tonixpharma.com” under the Governance Documents section of the Investors page.

Item 7.01	Regulation FD Disclosure.

The Company intends to utilize an updated investor presentation to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website, which may contain non-public information.  A copy of the presentation is filed as Exhibit 99.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01, is furnished pursuant to, and shall not be deemed to be “filed” for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, including Exhibit 99.01, the Company makes no admission as to the materiality of any such information that it is furnishing.

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Item 8.01	Other Events.

On February 16, 2016, the Company issued a press release announcing the top line data results from its Phase 2 proof-of-concept clinical study of TNX-201 (dexisometheptene mucate) in episodic tension-type headache.

A copy of the press release that discusses this matter is filed as Exhibit 99.02 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	14.01	Code of Business Conduct and Ethics for Employees, Executive Officers and Directors, adopted February 9, 2016
99.01	Corporate Presentation by the Company for February 2016*
99.02	Press Release, dated February 16, 2016, issued by Tonix Pharmaceuticals Holding Corp.*

______

* Furnished herewith.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: February 16, 2016	By:	/s/ JESSICA MORRIS
Jessica Morris
Acting Chief Financial Officer

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